ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
              AZL[R] JPMORGAN LARGE CAP EQUITY FUND
             (FORMERLY AZL[R] LEGG MASON VALUE FUND)

                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297
March 3, 2009

Dear Contract Owner:
Effective January 26, 2009, the Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") replaced Legg Mason Capital Management, Inc. ("Legg Mason") as subadviser to the AZL Legg Mason Value Fund (the "Fund") with J.P. Morgan Investment Management Inc. ("JPMIM") as the new subadviser. Effective January 26, 2009, the Fund was renamed "AZL JPMorgan Large Cap Equity Fund." The Board of Trustees took this action upon the recommendation of Allianz Investment Management LLC, the Fund's investment adviser (the "Manager"). The Manager's recommendation was based on several factors, including:
                    *  Prior performance of the Fund;
                    * Prior performance of JPMIM's portfolio management team in managing a fund that is substantially similar to the Fund;
                    *  The experience of JPMIM's portfolio management team; and
                    *  The new subadvisory fee schedule.

The Board of Trustees took this action pursuant to an exemptive order received by the Trust and the Manager from the U.S. Securities and Exchange Commission that permits the Board of Trustees generally to approve a change in the Fund's subadviser, upon recommendation of the Manager, without shareholder approval (the "Order").

As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are providing you with the attached information statement to inform you of these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                         Sincerely,


                                         /s/ Jeffrey Kletti



                                         Jeffrey Kletti
                                         President

                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
              AZL[R] JPMORGAN LARGE CAP EQUITY FUND
             (FORMERLY AZL[R] LEGG MASON VALUE FUND)
                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297

                                 MARCH 3, 2009

                             INFORMATION STATEMENT
INTRODUCTION
This information statement is being provided on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

At an "in person" meeting held on December 3, 2008, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL Legg Mason Value Fund (the "Fund"), to (a) approve a subadvisory agreement (the "JPMIM Agreement") between the Manager and J.P. Morgan Investment Management Inc. ("JPMIM") whereby JPMIM would replace Legg Mason Capital Management, Inc. ("Legg Mason") as subadviser to the Fund; and
(b) change the name of the Fund to "AZL JPMorgan Large Cap Equity Fund." At the December 3 meeting, the Board voted unanimously to approve the JPMIM Agreement, which became effective January 26, 2009. At the meeting, the Board reviewed materials furnished by the Manager pertaining to JPMIM and the JPMIM Agreement.

The Board approved the JPMIM Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on January 23, 2009. This information statement describes the circumstances surrounding the Board's approval of the JPMIM Agreement and provides you with an overview of the terms of the JPMIM Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.


                      WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")
The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 34 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

Shares of the Fund, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, have been offered since the Fund's inception and are available for certain variable annuity contracts or variable life insurance policies that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Fund according the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR
Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2008, the Fund paid ALFS an aggregate of $676,294 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $50.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission.
The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2008, the Fund paid the Manager administrative and compliance service fees of $10,996.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. Pursuant to a amended and restated subadvisory agreement dated July 1, 2008, between the Manager and Legg Mason, Legg Mason served as the Fund's subadviser until JPMorgan began serving as the Fund's subadviser on January 26, 2009. On November 5, 2001, the Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement and the predecessor subadvisory agreement between the Manager and Legg Mason. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the subadvisory agreement between the Manager and Legg Mason has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays a fee of 0.75% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into an agreement (the "Expense Limitation Agreement"), with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.20% on shares of the Fund.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF LEGG MASON WITH JPMIM
At an "in-person" meeting held December 3, 2008, the Board of Trustees of the Trust considered a recommendation by the Manager to (a) approve a subadvisory agreement (the "JPMIM Agreement") between the Manager and JPMIM whereby JPMIM would replace Legg Mason as subadviser to the Fund; and (b) change the name of the Fund to "AZL JPMorgan Large Cap Equity Fund." At the in-person meeting held December 3, 2008, the Board voted unanimously to approve the JPMIM Agreement and the new name of the Fund, at an effective date to be selected by officers of the Trust. At such meeting, the Trustees reviewed materials furnished by the Manager pertaining to JPMIM and the JPMIM Agreement.

J.P. MORGAN INVESTMENT MANAGEMENT INC. ("JPMIM") is a wholly-owned subsidiary of J.P. Morgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co., a bank holding company. JPMIM is located at 245 Park Avenue, New York, New York 10167. At December 31, 2008, JPMIM and its affiliates had approximately $1.1 trillion in assets under management.

The names and principal occupations of the directors and principal executive officers of JPMIM are set forth in the following table. The address of each such individual is 245 Park Avenue, New York, New York 10167, which is also the mailing address of JPMIM.

----------------------------------------------------
|NAME              |DIRECTOR / PRINCIPAL OCCUPATION|
----------------------------------------------------
|Evelyn V. Guernsey|President, Managing Director   |
----------------------------------------------------
|George C.W. Gatch |Managing Director              |
----------------------------------------------------
|Seth P. Bernstein |Managing Director              |
----------------------------------------------------
|Clive Brown       |Managing Director              |
----------------------------------------------------
|Lawrence M. Unrein|Managing Director              |
----------------------------------------------------
|Joseph Azelby     |Managing Director              |
----------------------------------------------------
|Paul A. Quinsee   |Managing Director              |
----------------------------------------------------
|Martin Porter     |Managing Director              |
----------------------------------------------------
|John H. Hunt      |Managing Director              |
----------------------------------------------------
|Scott E. Richter  |Managing Director              |
----------------------------------------------------
|Richard T. Madsen |Managing Director              |
----------------------------------------------------
|Joseph J. Bertini |Managing Director              |
----------------------------------------------------

The portfolio management team is led by Thomas Luddy, Managing Director of JPMIM and a CFA charterholder, and Susan Bao, Vice President of JPMIM and a CFA charterholder. Mr. Luddy has held numerous key positions at JPMIM, including Global Head of Equity, Head of Equity Research, and Chief Investment Officer. He began as an equity research analyst, becoming a portfolio manager in 1982. Ms. Bao has been a portfolio manager in the U.S. Equity Group since 2002 and has been employed by JPMIM since 1997.
No person who is an officer or trustee of the Trust is an officer, employee, or director of JPMIM.

JPMIM currently serves as investment adviser for the following funds, each of which is registered with the SEC under the 1940 Act, has an investment objective substantially similar to the investment objective of the Fund:

FUND                                            RATE OF MANAGEMENT         MANAGEMENT FEE WAIVER OR EXPENSE         NET ASSETS OF
                                                       FEES                         REIMBURSEMENT                       FUND
                                                                                                                   AT OCTOBER 31,
                                                                                                                        2008
JPMorgan Insurance Trust Diversified Equity    0.55                                      0.18                     $123 million
Fund
JPMorgan U.S. Equity Fund                      0.40                                    (0.02)*                    $1.3 billion

* Reflects a written agreement pursuant to which the fund's Investment Advisor, Administrator and Distributor agree that they will waive fees or reimburse the fund to the extent total annual operating expenses (excluding acquired fund fees and expenses, dividend expenses relating to short sales, interest, taxes, extraordinary expenses, and expenses related to the deferred compensation plan) exceed the expense cap of its average daily net assets through the fund's prospectus effective date, as stated above. In addition, the fund's service providers may voluntarily waive or reimburse certain of their fees, as they may determine, from time to time.


INVESTMENT SUBADVISORY AGREEMENT
INFORMATION CONCERNING THE JPMIM AGREEMENT
The JPMIM Agreement is substantially similar to the subadvisory agreement with Legg Masson, except for a change in the effective date: the Legg Mason amended and restated subadvisory agreement was effective July 1, 2008, and the JPMIM Agreement became effective January 26, 2009, the date on which JPMIM began managing the assets of the Fund.

The JPMIM Agreement requires JPMIM to perform essentially the same services as those provided by Legg Mason under the prior subadvisory agreement. Accordingly, the Fund will receive subadvisory services from JPMIM that are substantially similar to those it has received under the Legg Mason subadvisory agreement.

The JPMIM Agreement provides that, subject to supervision by the Manager and the Board, JPMIM is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. JPMIM agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The JPMIM Agreement states that JPMIM will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The JPMIM Agreement states that JPMIM agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, JPMIM will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, JPMIM may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which JPMIM exercises investment discretion. JPMIM is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if JPMIM determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that JPMIM adheres to the investment objectives of the Fund and applicable law, the JPMIM Agreement permits JPMIM to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by JPMIM or with accounts of JPMIM's affiliates, if in JPMIM's reasonable judgment such aggregation is in the best interest of the Fund. In addition, JPMIM's services under the JPMIM Agreement are not exclusive, and JPMIM is permitted to provide the same or similar services to other clients.

The JPMIM Agreement provides that JPMIM is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of JPMIM or its officers, directors, or employees, or reckless disregard by JPMIM of its duties under the JPMIM Agreement; and (2) to the extent otherwise provided in
Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the JPMIM Agreement are identical to those of the subadvisory agreement with Legg Mason. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or
(2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940
Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The JPMIM Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to JPMIM, or by JPMIM at any time without penalty, upon 60 days' written notice to the Trust or the Manager or immediately, if in JPMIM's reasonable judgment, the Manager becomes unable to discharge its duties under the JPMIM Agreement or the Investment Management Agreement. The JPMIM Agreement automatically terminates in the event of its assignment to another party. This termination provision is substantially similar to the termination provision of the subadvisory agreement with Legg Mason.

The JPMIM Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by JPMIM, the Manager (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement) will pay JPMIM a fee based on the aggregate average daily net assets of all funds subject to the JPMIM Agreement at the rate of 0.45% on the first $100 million of assets and 0.40% on assets over $100 million. The subadvisory fee is accrued daily and paid to JPMIM monthly. The subadvisory agreement with Legg Mason provided for a subadvisory fee of 0.70% on the first $50 million of assets, 0.45% on the next $50 million of assets, 0.40% on the next $50 million of assets, 0.35% on the next $100 million of assets, and 0.30% on assets over $200 million.

ADVISORY AND SUBADVISORY FEES
For the fiscal year ended December 31, 2008, the Manager earned $2,028,883 (which included $0 of expenses previously reimbursed by the Manager and recouped by the Manager in fiscal year 2008 under the terms of the Expense Limitation Agreement).

For the fiscal year ended December 31, 2008, Legg Mason received $1,154,706.13 for subadvisory services to the Fund. If the JPMIM Agreement had been in effect during the same period, JPMIM would have received $1,128,362.99 for subadvisory services to the Fund. This amount would have been 97.7186% of the amount received by Legg Mason for the same period. The lower subadvisory fee rate payable under the JPMIM Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BOARD CONSIDERATION OF THE JPMIM AGREEMENT
At an "in person" meeting held on December 3, 2008, the Board considered the recommendation of the Manager, the investment manager of the Fund, that JPMIM replace Legg Mason as the Fund's subadviser. At the meeting, the Trustees approved the JPMIM Agreement which became effective January 26, 2009. At such meeting, the Trustees reviewed materials furnished by the Manager pertaining to JPMIM.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, in November 2008 the Manager completed a review of Legg Mason's management of the Fund. The Manager's review and evaluation of Legg Mason focused on the Fund's investment performance and its low level of marketability.

The Board, including a majority of the independent Board members (the "Independent Trustees"), with the assistance of independent counsel to the Independent Trustees, considered whether to approve the JPMIM Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The Independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940 (the "1940 Act"), and are not employees of or affiliated with the Fund, the Manager, Legg Mason or JPMIM. Prior to voting, the Board reviewed the Manager's recommendation that it approve the JPMIM Agreement with experienced counsel who are independent of the Manager and received from such counsel a memorandum discussing the legal standards for consideration of the proposed approval. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the JPMIM Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Legg Mason and determined that the JPMIM Agreement was reasonable and in the best interests of the Fund, and approved JPMIM as the Fund's new subadviser. The Board's decision to approve the JPMIM Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve JPMIM, the Board considered the experience and track record of JPMIM, and its portfolio management team to be involved with the Fund. The Board also considered JPMIM's investment philosophy and process, particularly in the large cap core equity area. The Board determined that, based upon the Manager's report, the proposed change to JPMIM as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that JPMIM was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that JPMIM could provide were at a level at least equal to the services that could be provided by Legg Mason, that the services contemplated by the JPMIM Agreement are substantially similar to those provided under the subadvisory agreement with Legg Mason; that the JPMIM Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that JPMIM was staffed with qualified personnel and had significant research capabilities; and that the investment performance of JPMIM in the large cap core equity area, as discussed in (2) below, was at least satisfactory.

(2) The investment performance of the Subadviser. The Board received information about the performance of JPMIM in managing a large cap core equity fund which is generally comparable to the Fund. The performance information, which covered the five years ended September 30, 2008, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by JPMIM was net of fees. The Board noted, for example, that JPMIM outperformed the S&P 500 Index for each of the one year, two year, three year, four year and five year periods ended
September 30, 2008.

(3) The costs of services to be provided and profits to be realized by JPMIM from its relationship with the Fund. The Board compared the fee schedule in the JPMIM Agreement to the fee schedule in the then existing subadvisory agreement with Legg Mason. The Board noted that the fee schedule in the JPMIM Agreement requires that the Manager pay JPMIM an annual fee on average daily net assets of 0.45% on the first $100 million of Fund assets, and 0.40% on assets over $100 million, compared to the following fee payable to Legg Mason: 0.70% on the first $50 million in Fund assets, 0.45% on the next $50 million, 0.40% on the next $50 million, 0.35% on the next $50 million, and 0.30% of Fund assets thereafter. The Board noted that the fee schedule in the JPMIM Agreement was the result of arm's length negotiations between the Manager and JPMIM, and that the fees payable by shareholders of the Fund would not change because of the change in subadvisers. Based upon its review, the Board concluded that the fees proposed to be paid to JPMIM were reasonable. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) was in the 65[th] percentile in the category of large cap blend funds. At the December 3, 2008, Board meeting, the Board received information on JPMIM's estimated profitability in connection with acting as the Fund's subadviser, and determined that it was not unreasonable.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the JPMIM Agreement contains a breakpoint that reduces the fee rate on assets above $100 million, as described in (3) above. The Trustees also noted that assets in the Fund as of September 30, 2008 were approximately $96 million. The Board considered the possibility that JPMIM may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. It expects to consider whether or not to reapprove the JPMIM Agreement at a meeting to be held prior to December 31, 2009, and will at that time, or prior thereto, consider:
(a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the JPMIM Agreement was acceptable.

BROKERAGE TRANSACTIONS
During the fiscal year ended December 31, 2008, the Fund paid aggregate brokerage fees of $321,610.

AFFILIATED BROKERAGE COMMISSIONS
During the fiscal year ended December 31, 2008, the Fund paid approximately $0 in commissions to an Affiliated Broker. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES
The number of shares of the Fund outstanding at the close of business on January 23, 2009, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At January 23, 2009, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, Allianz and its separate accounts own shares of the Fund indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in shares of the Fund. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund on the record date.

At January 23, 2009, the Allianz FOF Trust owned no shares of the Fund. To the best knowledge of the Fund, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as of the record date. Information as of the record date with regard to direct ownership in the Fund by Allianz is provided below:

                                                              AT JANUARY 23, 2009
FUND            SHARES     SHARES OWNED BY                                            SHARES      PERCENT OF OUTSTANDING SHARES
              OUTSTANDING    ALLIANZ LIFE   PERCENT OF OUTSTANDING SHARES OWNED BY   OWNED BY    OWNED BY ALLIANZ LIFE INSURANCE
                              INSURANCE     ALLIANZ LIFE INSURANCE COMPANY OF NORTH   ALLIANZ          COMPANY OF NEW YORK
                           COMPANY OF NORTH                 AMERICA                    LIFE
                               AMERICA                                               INSURANCE
                                                                                    COMPANY OF
                                                                                     NEW YORK
             11,970,604.89    11,557,615.78                 96.55%                   412,989.11               3.45%
AZL JPMorgan
Large
CapEquity
Fund
(prior to
01/26/2009,
the AZL Legg
Mason Value
Fund)

REPORTS AVAILABLE
THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS
The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.